                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            ECC International Corp.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            ECC INTERNATIONAL CORP.

                                                                October 27, 1997

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ECC International Corp. to be held on Thursday, December 4, 1997, at 10:00 a.m. at the offices of the Company, 2001 West Oakridge Road, Orlando, Florida. The Board of Directors and management look forward to greeting personally those stockholders able to attend.

     At this meeting, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, stockholders will be asked to consider and act upon: (i) the election of the Board of Directors to serve for a one-year term, (ii) the approval of the Company's 1997 Director Equity Compensation Plan, and (iii) the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current fiscal year.

     Your vote is important, regardless of the number of shares you own. We urge you to sign, date and mail the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors, thank you for your continued support.

                                          Sincerely,

                                          /s/ George W. Murphy
                                          ------------------------------
                                          GEORGE W. MURPHY
                                          President and
                                          Chief Executive Officer

                            ECC INTERNATIONAL CORP.

                            ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of
  ECC INTERNATIONAL CORP.:

     Notice is hereby given that the Annual Meeting of Stockholders of ECC International Corp., a Delaware corporation (the "Company"), will be held at the offices of the Company, 2001 West Oakridge Road, Orlando, Florida, 32839-3981, on December 4, 1997 at 10:00 a.m., Eastern Standard Time (the "Meeting"), to consider and act upon the following matters:

          1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

          2. To approve the Company's 1997 Director Equity Compensation Plan.

          3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year.

          4. To transact such other business, if any, as may properly come before the Meeting and any adjournments thereof.

     Holders of record of the Company's Common Stock, $.10 par value per share, as of the close of business on October 24, 1997 will be entitled to notice of and to vote at the Meeting and any adjournments thereof. A list of stockholders is open for examination by any stockholder at the principal executive offices of the Company, 175 Strafford Avenue, Suite 116, Wayne, Pennsylvania 19087-3377 and will be available at the Meeting.


                                            By Order of the Board of Directors,


                                            /s/ Relland M. Winand
                                            ----------------------------------
                                            RELLAND M. WINAND, Secretary

Wayne, Pennsylvania
October 27, 1997

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                            ECC INTERNATIONAL CORP.
                            ------------------------

                                PROXY STATEMENT

                  FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
                            HELD ON DECEMBER 4, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ECC International Corp., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2001 West Oakridge Road, Orlando, Florida, 32839-3981, on December 4, 1997, at 10:00 a.m., Eastern Standard Time (the "Meeting"), and all adjournments thereof. The matters to be considered and acted upon at the Meeting are described below in this Proxy Statement.

     All shares represented by proxies will be voted in the manner specified on the proxy card. Any proxy not specifying the contrary will be voted in the election of directors for the Board of Directors' nominees, in favor of the proposal to approve the Company's 1997 Director Equity Compensation Plan (the "Plan") and in favor of the proposal regarding the selection of accountants. Stockholders giving proxies may revoke them by written request to the Secretary of the Corporation at any time prior to their being voted.

     The Company's principal executive offices are located at 175 Strafford Avenue, Suite 116, Wayne, Pennsylvania, 19087-3377. The Company also maintains offices at 2001 West Oakridge Road, Orlando, Florida 32839-3981; Unit 2, Home Farm Business Centre, Home Farm Road, Brighton, East Sussex, England BN1 9H4; and 2900 Titan Row, Suite 142, Orlando, Florida 32809-5691.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY CARD AND THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 1997 ARE EXPECTED TO BE FIRST MAILED TO THE COMPANY'S STOCKHOLDERS ON OR ABOUT NOVEMBER 5, 1997. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, 175 STRAFFORD AVENUE, SUITE 116, WAYNE, PENNSYLVANIA, 19087-3377, ATTENTION: SECRETARY. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     Holders of record of the Company's Common Stock, $.10 par value per share (the "Common Stock"), as of the close of business on October 24, 1997 (the "Record Date"), will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date, there were outstanding and entitled to vote 8,151,790 shares of Common Stock. With respect to each matter to come properly before the Meeting, each holder of shares of Common Stock will be entitled to one vote per share. Pursuant to the Company's stockholder rights plan, each outstanding share of Common Stock has attached to it one Preferred Stock Purchase Right (the "Rights"), which entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company's Series B Junior Participating Preferred Stock at a price of $40.00 per one one-thousandth of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between the Company and Mellon Bank, N.A., as Rights Agent, dated as of August 27, 1996, as amended.

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common

Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required for approval of the Plan and the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year.

     Shares which abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

     All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions of the proxies. If no direction is indicated, the shares will be voted as recommended by the Board of Directors. A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by providing written notice of such revocation to the Secretary of the Company, by submitting a validly executed later-dated proxy, or by attending the Meeting and voting in person. The mere presence of a stockholder at the Meeting, however, will not constitute a revocation of a previously submitted proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of July 31, 1997, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director,
(iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group:

                                               SHARES OF           PERCENTAGE OF
                NAME OF                       COMMON STOCK       OUTSTANDING SHARES
           BENEFICIAL OWNER               BENEFICIALLY OWNED(1)  OF COMMON STOCK(2)
           ----------------               --------------------   -----------------
5% STOCKHOLDERS:

Heartland Advisors, Inc.
  790 North Milwaukee Street
  Milwaukee, WI 53202.....................    2,196,550(3)              27.3%

Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401..................      520,214(4)               6.5%

T. Rowe Price Associates, Inc.
  100 East Pratt Street
  Baltimore, MD 21202.....................      501,500(5)               6.2%

Travelers Group Inc.
  388 Greenwich Street
  New York, NY 10013......................      421,436(6)               5.2%

DIRECTORS AND EXECUTIVE OFFICERS:

Bruce A. Beda.............................            0                   *
Julian Demora.............................      325,000(7)               4.0%
Ajit W. Hirani............................       35,424(8)                *
Martin S. Kaplan..........................       57,570(9)                *
Jesse Krasnow.............................       59,999(10)               *
Thomas E. McGrath.........................       50,000(9)                *
Merrill A. McPeak.........................       10,000(11)               *
George W. Murphy..........................      192,027(12)              2.4%
Patrick M. Donohue........................       22,232(13)               *
James A. Ferguson.........................       21,021(14)               *
Jerry D. Robbins..........................       17,481(15)               *
All directors and executive officers
  as a group (13 persons).................      818,733(16)              9.9%

---------------

   * Percentage is less than 1% of the total number of outstanding shares of Common Stock.

 (1) The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares which the person or entity has the right to acquire within 60 days after July 31, 1997. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 (2) For purposes of this table, the number of outstanding shares of Common Stock is adjusted for each person to include the number of shares of Common Stock into which any options held by such person are exercisable within 60 days after July 31, 1997.

 (3) On September 10, 1997, Heartland Advisors, Inc. filed a Schedule 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder reporting its beneficial ownership of shares of Common Stock as of September 5, 1997. The foregoing information is derived from such Schedule 13G.

 (4) The foregoing information is derived from information provided by Dimensional Fund Advisors, Inc. to the Company. Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 520,214 shares of Common Stock as of June 30, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such shares.

 (5) The foregoing information is derived from information provided by T. Rowe Price Associates, Inc. to the Company. T. Rowe Price Associates, Inc. is deemed to have beneficial ownership of 501,500 shares of Common Stock as of July 31, 1997, all of which are owned by T. Rowe Price New Horizons Fund, Inc., of which T. Rowe Price Associates, Inc. serves as investment advisor.
     T. Rowe Price Associates, Inc. disclaims beneficial ownership of all such shares.

 (6) On February 14, 1997, Travelers Group Inc. filed a Schedule 13G pursuant to
     Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares of Common Stock as of February 13, 1997. Smith Barney Mutual Funds Management Inc., a wholly owned subsidiary of Smith Barney Holdings Inc. reported beneficial ownership of 420,800 shares of Common Stock. Smith Barney Holdings Inc. disclaims beneficial ownership of all such shares. Smith Barney Holdings Inc., a wholly owned subsidiary of Travelers Group Inc. reported beneficial ownership of 421,436 shares of Common Stock. Travelers Group Inc. disclaims beneficial ownership of all shares held by Smith Barney Holdings Inc. and Smith Barney Mutual Funds Management Inc.

 (7) Includes 15,000 shares which are held in trust for the benefit of Mr. Demora's spouse and 10,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days after July 31, 1997.

 (8) Includes 26,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1997.

 (9) Includes 32,500 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1997.

(10) Includes 7,500 shares which are held in trust for the benefit of Mr. Krasnow's three children.

(11) Consists of 10,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1997.

(12) Includes 75,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1997.

(13) Includes 17,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1997.

(14) Includes 15,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1997.

(15) Includes 11,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1997.

(16) Includes the shares described in notes 7-15 above and an additional 19,368 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1997.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy card (George W. Murphy and Martin
S. Kaplan) will vote to elect the eight nominees named below unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

     Each director will be elected to hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. If for any reason any nominee should become unavailable for election at the Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable. The affirmative vote of the holders of a plurality of the shares of the Common Stock of the Company present or represented at the Meeting is necessary for the election of the nominees named below.

     Set forth below are the name and age of each nominee for the Board and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of July 31, 1997, appears under "Stock Ownership of Certain Beneficial Owners and Management."

     BRUCE A. BEDA, age 56, became a director in 1997. Mr. Beda has been Chief Executive Officer of Orion Partners, LLC, a private investment and consulting company, since February 1995. Previously, he was Chief Financial Officer at VentureDynes Ltd., a multi-divisional manufacturing company. Mr. Beda serves on the Boards of Directors of Stifel Financial Corp. and Rexworks Inc.

     JULIAN DEMORA, age 71, became a director in 1992. Mr. Demora is President of the construction and development company, Key Realty and Development, Inc.

     AJIT W. HIRANI, age 50, is Vice President, General Manager of Training Systems Division for the Company. Mr. Hirani has been employed by the Company since 1972 and became a director in 1995.

     MARTIN S. KAPLAN, age 58, became a director in 1969. Mr. Kaplan is a Senior Partner in the law firm of Hale and Dorr LLP, counsel to the Company.

     JESSE KRASNOW, age 48, became a director in 1976. Mr. Krasnow is a Partner in the private investment firm of Lefferts/Fore Associates.

     THOMAS E. MCGRATH, age 53, became a director in 1983. Mr. McGrath is a Managing Director of Citicorp Securities, Inc.

     MERRILL A. MCPEAK, age 62, became a director in 1995. He served over twenty years in senior United States Air Force positions, culminating in four years as Chief of Staff from 1990 through 1994. He retired in 1994 with the rank of General. General McPeak serves on the Boards of Directors of Praegitzer Industries, Inc., Tektronix, Inc., Thrustmaster, Inc. and Trans World Airlines, Inc.

     GEORGE W. MURPHY, age 61, has been President and Chief Executive Officer of the Company since 1970. Mr. Murphy became a director in 1973. Mr. Murphy has announced his intention to retire from his management positions no later than the end of the current fiscal year to pursue personal interests. The Company has announced that it will retain an executive search firm to help identify and select a new Chief Executive Officer.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended June 30, 1997, the Board held six meetings. Each member of the Board attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which he respectively served. The Company has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Company does not have a Nominating Committee.

     The principal functions of the Audit Committee are to make recommendations to the Board regarding the appointment of the Company's independent public accountants, review and approve any major changes in accounting policy, review the arrangements for, and the scope and results of, the independent audit, review and approve the independent accountants' proposed fees for audit and non-audit services, and review the Company's policies and procedures for compliance with disclosure requirements with respect to conflicts of interest and for prevention of unethical, questionable or illegal payments. Messrs. Krasnow and McGrath, who compose the Audit Committee, both attended the one meeting of that Committee held during the 1997 fiscal year.

     The principal function of the Compensation Committee is to advise and guide the Board in determining executive officer compensation. Messrs. Kaplan, Krasnow and McGrath, who compose the Compensation Committee, each attended the one meeting of that Committee held during the 1997 fiscal year.

     The principal function of the Stock Option Committee is to assist the Board in the administration of the Company's stock option plans. Messrs. Kaplan and McGrath both attended the one meeting of that Committee held during the 1997 fiscal year. On May 22, 1997, the Board appointed Messrs. Demora and Krasnow to the Stock Option Committee, replacing Messrs. Kaplan and McGrath.

DIRECTORS' COMPENSATION

     All of the directors are reimbursed for expenses incurred in connection with their attendance at each Board and committee meeting. Each non-employee director is paid annual fees of $20,000 plus $1,000 for each Board and committee meeting attended. In addition, the Company has adopted, subject to stockholder approval at the Meeting, the 1997 Director Equity Compensation Plan which provides that one-half of the annual fees payable to each director shall be paid in the form of unrestricted shares of Common Stock. See "Approval of the 1997 Director Equity Compensation Plan."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by reporting persons of the Company pursuant to Section 16(a) of the Exchange Act, the Company believes that all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth for each of the last three fiscal years certain information concerning the compensation of the Company's President and Chief Executive Officer and the Company's four other most highly compensated executive officers during the fiscal year ended June 30, 1997 who were serving as executive officers on June 30, 1997 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                   ------------
                                                                      AWARDS
                                                      ANNUAL       ------------
                                                   COMPENSATION     SECURITIES
          NAME AND                              -----------------   UNDERLYING     ALL OTHER
     PRINCIPAL POSITION                   YEAR   SALARY    BONUS     OPTIONS    COMPENSATION(1)
     ------------------                   ----  --------  -------  ------------ ---------------
George W. Murphy........................  1997  $324,567       --         --        $40,649
  President and Chief                     1996   312,423  $45,000         --         46,924
  Executive Officer                       1995   297,873   60,000     75,000         49,858

Ajit W. Hirani(2).......................  1997   242,615       --         --         29,943
  Vice President, General                 1996   232,308   35,000     10,000         30,321
  Manager of Training Systems Division    1995   195,059   45,000     40,000         29,651

James M. Ferguson(2)....................  1997   200,346       --         --         24,657
  Vice President, New Business            1996   196,193       --         --         40,225
  Development -- ECC Vending Corp.        1995   188,739   25,000     15,000         39,707

Patrick M. Donohue......................  1997   189,808       --         --         29,636
  Vice President,                         1996   184,731   20,000      5,000         34,540
  Marketing                               1995   178,151   25,000     12,000         31,721

Jerry D. Robbins(2).....................  1997   178,770       --         --         10,822
  Vice President, Manufacturing           1996   172,689       --      5,000         26,175
  -- ECC Vending Corp.                    1995   164,525   30,000     15,000         23,847

---------------

(1) Includes the following: (a) profit sharing contributions by the Company in 1997 for Messrs. Murphy, Hirani and Donohue of $7,990 each; (b) the Company's contributions under the Executive Savings and Investment Plan in 1997 for Messrs. Murphy, Hirani, Ferguson, Donohue and Robbins of $16,631, $12,493, $9,016, $9,441 and $8,045, respectively; (c) the portion of the premium paid by the Company with respect to split-dollar executive deferred compensation insurance program in 1997 for Messrs. Murphy, Hirani, Ferguson, Donohue and Robbins of $1,712, $472, $1,058, $860 and $296, respectively;
    (d) the taxable portion of long-term disability premiums paid by the Company in 1997 for Messrs. Murphy, Hirani, Ferguson, Donohue, and Robbins of $7,541, $2,880, $4,884, $4,416 and $2,220, respectively; (e) the taxable portion of group term life insurance paid by the Company in 1997 for Messrs. Murphy, Hirani, Ferguson, Donohue and Robbins of $1,053, $261, $1,053, $675 and $261, respectively; and (f) the Company's contribution related to executive automobiles in 1997 for Messrs. Murphy, Hirani, Ferguson and Donohue of $5,722, $5,847, $8,646 and $6,254, respectively.

(2) Messrs. Hirani, Ferguson and Robbins were each elected an executive officer of the Company effective January 25, 1995. Salary reflected in the table includes compensation paid in all capacities during fiscal year 1995.

OPTION GRANTS

     The Company granted no stock options and no stock appreciation rights to the Named Executive Officers during the fiscal year ended June 30, 1997.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended June 30, 1997 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 1997:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING
                                 SHARES                     UNEXERCISED OPTIONS
                                ACQUIRED       VALUE       AT FISCAL YEAR-END(2)
     NAME                      ON EXERCISE  REALIZED(1)  EXERCISABLE/UNEXERCISABLE
     ----                      -----------  -----------  -------------------------
George W. Murphy.............    29,125     $ 167,500            75,000 / 0
Ajit W. Hirani...............        --            --            26,000 / 24,000
James M. Ferguson............        --            --            15,000 / 0
Patrick M. Donohue...........        --            --            17,000 / 0
Jerry D. Robbins.............        --            --            11,000 / 9,000

---------------

(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) As of June 30, 1997, the Named Executive Officers held no unexercised in-the-money options.

REPORT OF THE COMPENSATION COMMITTEE

  Executive Compensation Philosophy

     The Company's Compensation Committee of the Board is responsible for determining the compensation for the key executives of the Company. The Company's executive compensation program is designed to align executive compensation with the Company's financial performance, business strategies, values and objectives. This program seeks to enhance the profitability of the Company, and thereby enhance stockholder value, by linking the financial interests of the Company's executives with those of the stockholders.

     In applying this philosophy, the Board, guided by input and recommendations from the Compensation Committee members, has established a program to attract and retain executives of outstanding abilities who are critical to the long-term success of the Company, and to reward executives for achievement of internal Company goals as well as long-term strategic management. Through these objectives, the Company integrates its compensation program with its annual and long-term strategic planning.

  Executive Compensation Program

     The Board, with guidance and input from the Compensation Committee, approves the executive compensation program on an annual basis, including specified levels of compensation for all executive officers. The Company's executive compensation program has been designed to implement the objectives described above and composes the following fundamental elements:

        - a base salary that is determined by individual contributions and sustained performance.

        - an annual cash bonus that is tied to corporate financial performance as well as the achievement of individual business-related objectives, including ability to address the corporate need to increase profitability.

        - a long-term incentive program that rewards executives when stockholder value is created through an increase in the market value of the Company's Common Stock or through significant performance achievements that enhance the long-term success of the Company.

     Salary. Salaries for executive officers are reviewed by the Board at the beginning of each fiscal year. In determining salary adjustments, the Board considers individual performance and contributions to the Company as well as the recommendations of management. In fiscal 1997, the Board awarded salary increases to all executive officers. The amount of each increase was determined separately for each executive officer and was based on individual performance as well as factors reflecting a team approach to various aspects of the Company's business.

     Annual Incentive Compensation. Annual incentives for the Company's executive officers are intended to reflect the Company's belief that management can make significant contributions to enhance stockholder value by achieving Company objectives and maximizing earnings. Accordingly, the Company has developed a management bonus plan that awards cash bonuses based on the achievement of certain objectives, including ability to address issues relating to improvement in long-term corporate earnings, actual performance versus budget, order backlog, acquisition of new business and overall Company profitability.

     Bonuses for executive officers are discretionary and are determined annually by the Board after a review of the recommendations of the Compensation Committee and management. The bonuses, if any, for Messrs. Murphy and Hirani are determined by the Board without any recommendations from management. The Board did not award any bonuses to the Company's executive officers, including the Chief Executive Officer, for fiscal 1997. The Board believed that bonuses were inappropriate given the Company's performance in 1997. See "Executive Compensation -- Summary Compensation."

     Long-Term Incentive Compensation. The Company's long-term incentive compensation program is implemented through the grant of stock options. This program is intended to align executive interests with the long-term interests of stockholders by linking executive compensation with stockholder enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a significant, long-term equity ownership position in the Company's Common Stock. Stock options are granted at prevailing market rates and will only have value if the Company's stock price increases in the future. Stock option grants either vest immediately on the date of grant, or vest in five equal annual installments commencing on the first anniversary of the date of grant. Further, executives must be employed by the Company at the time of vesting in order to exercise the options.

     Management and all other employees participating in stock option and stock purchase programs of the Company are aware of the need to attain significant earnings in order to realize incentive compensation based on stock appreciation.

     Stock option awards are reviewed and considered by the Board and Stock Option Committee members. Stock option awards are determined based upon consideration of management recommendations for each participant and financial results for the Company as well as the participant's present equity holdings in the Company. With respect to Messrs. Murphy and Hirani, the Board reviews each of their performances and determines an appropriate award, if any. The Company granted no stock options to executive officers, including the Chief Executive Officer, in fiscal 1997. See "Executive Compensation -- Option Grants."

     Chief Executive Officer Compensation. The Board evaluates the performance of the Chief Executive Officer on an annual basis. The assessment of the Chief Executive Officer is based on a number of factors, including the following: achievement of short- and long-term financial and strategic targets and objectives, considering factors such as sales and earnings per share; Company position within the industries in which it competes, including market share; overall economic climate; individual contribution to the Company; and such other factors as the Board may deem appropriate. Mr. Murphy's annual base salary for the 1997 fiscal year was increased by $12,144 over his base salary for the 1996 fiscal year, based upon a consideration of the factors discussed above.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure its stock options granted to executive officers in a manner that complies with the performance-based requirements of Section 162(m).



                                            Compensation Committee,



                                            Martin S. Kaplan
                                            Jesse Krasnow
                                            Thomas E. McGrath

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative stockholder return on the Company's Common Stock with the cumulative total return for (i) the Russell 2000 and (ii) a peer group index determined by the Company for the period from June 30, 1992 through June 30, 1997. The peer group index consists of EDO Corporation, Gencorp Inc., Hexcel Corporation, Sparton Corporation, TransTechnology Corporation, United Industrial Corporation and Wyman Gordon Co.

                     COMPARATIVE FIVE-YEAR TOTAL RETURNS(1)
               ECC INTERNATIONAL CORP., RUSSELL 2000, PEER GROUP
                      (PERFORMANCE THROUGH JUNE 30, 1997)

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)       ECC       RUSSELL 2000    PEER GROUP
             1992                100.00        100.00          100.00
             1993                 95.00        125.96          102.10
             1994                520.00        131.51           87.37
             1995                445.00        157.90          105.98
             1996                365.00        195.62          164.67
             1997                210.00        227.56          234.52

---------------

(1) Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Company's Common Stock, Russell 2000 and Peer Group. Cumulative total return assumes reinvestment of dividends.

             APPROVAL OF THE 1997 DIRECTOR EQUITY COMPENSATION PLAN

SUMMARY OF THE PLAN

     The following summary of the Company's 1997 Director Equity Compensation Plan (the "Plan") is qualified in its entirety by reference to the Plan, a copy of which may be obtained by making a written request to the Secretary of the Company.

     The Plan is designed to provide the members of the Company's Board of Directors (the "Directors") with unrestricted shares ("Unrestricted Shares") of the Company's Common Stock in lieu of 50% of the otherwise payable directors' fees. The Plan covers an aggregate of 75,000 shares of Common Stock, subject to adjustment as provided in the Plan, which shares shall be issued in accordance with the provisions of the Plan. On each date that directors' fees are otherwise payable by the Company to the Directors, each Director shall receive, in lieu of 50% of his directors' fees payable on such date, a number of Unrestricted Shares that is equal in value to such foregone directors' fees. Such Unrestricted Shares shall be paid to the Directors at the same time the directors' fees would otherwise have been paid. Currently, each non-employee director is paid annual fees of $20,000 plus $1,000 for each Board and committee meeting attended. See "Election of Directors -- Directors' Compensation."

     The Plan was adopted by the Board on July 31, 1997 and the issuance of Unrestricted Shares thereunder is subject to approval of the Plan by the stockholders of the Company. The Plan will be administered by the Board of Directors of the Company, which shall have authority to adopt, amend and repeal such provisions of the Plan as it shall deem advisable. All decisions by the Board shall be made in its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan. No Director shall be liable for any action or determination relating to or under the Plan made in good faith.

FEDERAL INCOME TAX CONSEQUENCES

     Directors will recognize ordinary income, for the year in which the Unrestricted Shares are granted, in an amount equal to the fair market value at the time the Unrestricted Shares are granted. The recipient will have a basis in the Unrestricted Shares equal to the amount of ordinary income recognized. Upon the disposition of the Unrestricted Shares, the recipient will recognize a capital gain or loss equal to the difference between the sale price of the Unrestricted Shares and the basis in the Unrestricted Shares. The gain or loss will be a long-term gain or loss if the shares are held for more than one year.

     Each Director shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with the issuance of Unrestricted Shares to such recipient no later than the date of the event creating the tax liability. The Board may allow recipients to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the issuance of Unrestricted Shares creating the tax obligation. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a recipient of Unrestricted Shares.

BOARD OF DIRECTORS RECOMMENDATION

     The Board of Directors recommends approval of the Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required to approve the Plan.

                       RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending June 30, 1998. Although stockholder approval of the Board's selection of Coopers & Lybrand L.L.P. is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board will reconsider its selection of Coopers & Lybrand L.L.P. It is not expected that any representative of Coopers & Lybrand L.L.P. will be present at the Meeting.

                                 OTHER MATTERS

     The Board knows of no business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote or otherwise act in accordance with their judgment on such matters.

     The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional materials that may be furnished by the Company to its stockholders. It may be that further solicitations will be made by regular employees of the Company who will not be additionally compensated therefor. The Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries in whose names stock is held will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses in connection with this service.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at next year's Annual Meeting of Stockholders must be received by the Secretary of the Company at 175 Strafford Avenue, Suite 116, Wayne, Pennsylvania 19087-3377 not later than July 8, 1998, for inclusion in the proxy materials for that meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.


                                            By Order of the Board of Directors,

                                            /s/ Relland M. Winand
                                            ----------------------------
                                            RELLAND M. WINAND, Secretary

Dated: October 27, 1997

                                                                      APPENDIX A


                             ECC INTERNATIONAL CORP.

                     1997 DIRECTOR EQUITY COMPENSATION PLAN


        1.      PURPOSE

                The purpose of this 1997 Director Equity Compensation Plan (the "Plan") of ECC International Corp., a Delaware corporation (the "Company"), is to encourage ownership in the Company by members of the Company's Board of Directors (the "Directors") whose continued services are considered essential to the Company's future progress.

        2.      ELIGIBILITY

                All of the Directors are eligible to receive unrestricted shares ("Unrestricted Shares") of the Company's Common Stock, $.10 par value per share (the "Common Stock"), under the Plan.

        3.      ADMINISTRATION

                The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan. No Director shall be liable for any action or determination relating to or under the Plan made in good faith.

        4.      STOCK SUBJECT TO THE PLAN

                (a) The maximum number of shares which may be issued under the Plan shall be 75,000 shares of Common Stock, subject to adjustment as provided in Section 9 of the Plan.

                (b) Unrestricted Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        5.      UNRESTRICTED SHARES IN LIEU OF DIRECTORS' FEES

                On each date that directors' fees are otherwise payable (each, a "Payment Date") by the Company to the Directors, each Director shall receive, in lieu of 50% of his directors' fees payable on such date, a number of Unrestricted Shares that is equal to the quotient of (A) one-half of the dollar amount of directors' fees then payable by the Company to the Director divided by
(B) the Price Per Share (as defined below), rounded to the nearest whole number. The "Price Per Share" for a Payment Date shall equal the closing sale price per share of the Common Stock on the New York Stock Exchange on such Payment Date (or if no such price is reported on such date such price as reported on the nearest preceding day) as reported in The Wall Street Journal (Eastern Edition). If the Common Stock is instead listed on another nationally recognized securities exchange on such date, the price per share shall equal the reported closing sale price per share of the Common Stock by such exchange on the such date or if the Common Stock is traded on the Nasdaq National Market or another automated quotation system, the last reported sale price per share of the Company's Common Stock on such system on such date (or if no such price is reported on such date, such price as reported on the nearest preceding day) as reported in The Wall Street Journal (Eastern Edition). If the Common Stock is not listed on an exchange or reported in an automated quotation system, the value per share on such date shall be determined by the Board of Directors. Such Unrestricted Shares shall be paid to the Directors at the same time the directors' fees would otherwise have been paid.

        6.      EFFECTIVE DATE AND TERMINATION

                (a) The Plan was adopted by the Board of Directors on July 31, 1997 and shall become effective immediately upon its approval by the stockholders of the Company.

                (b) Unless sooner terminated in accordance with its terms, the Plan shall terminate on the day following the date of the Company's annual meeting of stockholders for the year 2000.

        7.      WITHHOLDING

                Each Director receiving Unrestricted Shares shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection therewith no later than the date of the event creating the tax liability. Such tax obligations may be satisfied in whole or in part in shares of Common Stock, including shares retained from the issuance of Unrestricted Shares creating the tax obligation. The value of any such retained shares shall equal the Price Per Share. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Director receiving Unrestricted Shares.

        8.      LIMITATION OF RIGHTS

                (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the issuance of Unrestricted Shares nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the Director in any capacity for any period of time.

                (b) NO RIGHTS AS STOCKHOLDER. No Participant shall have any rights as a stockholder with respect to any Unrestricted Shares until becoming the record holder of such shares.

        9.      CHANGES IN COMMON STOCK

                If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares reserved for issuance under the Plan.

        10.     AMENDMENT OF THE PLAN

                The Board of Directors may suspend or discontinue the Plan or revise or amend it in any respect whatsoever.

        11.     GOVERNING LAW

                The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                             ECC INTERNATIONAL CORP.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 4, 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

        The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) George W. Murphy and Martin S. Kaplan, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of ECC INTERNATIONAL CORP. (the "Company") to be held on Thursday, December 4, 1997 at 10:00 a.m. at the offices of the Company, 2001 West Oakridge Road, Orlando, Florida, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

        In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

1. To elect the following nominees for director (except as marked to the right):

        Bruce A. Beda, Julian Demora, Ajit W. Hirani, Martin S. Kaplan, Jesse Krasnow, Thomas E. McGrath, Merrill A. McPeak and George W. Murphy

                [ ] FOR                               [ ]  WITHHOLD AUTHORITY
                all nominees listed to the right      to vote for all nominees
                (except as marked to the contrary)    listed to the right

        (Instruction: To withhold a vote for an individual nominee, write the name of such nominee in the space provided below. Your shares will be voted for the remaining nominees.)


                                   ----------

2.      To approve the Company's 1997 Director Equity Compensation Plan.

          [ ]  FOR                   [ ]  AGAINST              [ ]  ABSTAIN

3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year.

          [ ]  FOR                   [ ]  AGAINST              [ ]  ABSTAIN


        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" EACH OF PROPOSAL NUMBERS 2 AND 3.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

        A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" EACH OF PROPOSAL NUMBERS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.




MARK HERE                                          MARK HERE IF
FOR ADDRESS            [ ]                         YOU PLAN TO       [ ]
CHANGE AND                                         ATTEND THE
NOTE AT LEFT                                       MEETING

                                Dated: ______________________, 1997



                                ----------------------------------------------
                                               Signature



                                ----------------------------------------------
                                          Signature if held jointly


                                NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS
                                HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.